UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) August 2, 2005

ALBEMARLE CORPORATION

(Exact name of Registrant as specified in charter)

Virginia	1-12658	54-1692118
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

330 South Fourth Street, Richmond, Virginia	23219
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code (804) 788-6000

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

Albemarle Corporation’s (the “Company”) Board of Directors has appointed Mr. Richard J. Diemer, Jr., 47, to the position of Senior Vice President and Chief Financial Officer effective as of September 1, 2005. Mr. Diemer replaces Mr. Paul F. Rocheleau, who has concurrently announced his resignation from the position of Senior Vice President and Chief Financial Officer effective as of September 1, 2005. Mr. Diemer will begin employment with the Company as of August 15, 2005.

Since 2002, Mr. Diemer has served as Vice President — Equity Research and Senior Portfolio Manager—Equities for Honeywell International, a diversified technology and manufacturing company. From 2000 until 2002, Mr. Diemer served as Vice President and Chief Financial Officer of the Specialty Materials Division of Honeywell International. From 1998 until 2000, Mr. Diemer served as Vice President and Corporate Controller. Mr. Diemer previously was a partner with KPMG LLP.

On July 26, 2005, in connection with Mr. Diemer’s appointment to be Senior Vice President and Chief Financial Officer, Mr. Diemer entered in a letter agreement with the Company providing for certain compensation arrangements and benefits (the “Agreement”).

The Agreement provides that Mr. Diemer will receive an annual base salary of $365,000. Under the Agreement, Mr. Diemer is entitled to a bonus equal to a target amount of 50% of base salary under the Company’s Annual Incentive Plan. For 2005, the bonus amount will be prorated based on time worked and actual performance, with a minimum payment of $150,000.

In addition, Mr. Diemer will receive 50,000 stock options under the Company’s existing stock option plan, with a ten year term that will completely vest after three years from the date of grant. Mr. Diemer also will receive 20,000 shares of Restricted Stock that fully vest after five years. In addition, to compensate Mr. Diemer for the loss of earned, but unvested incentive stock grants at Honeywell, the Company will pay Mr. Diemer $140,000 in September 2005 and $130,000 on January 1, 2007.

Mr. Diemer will be eligible to receive a grant of Performance Units in accordance with the Company’s Annual Incentive Plan. In addition, Mr. Diemer will participate in the Company’s defined contribution pension plan, the Company’s savings plan and the Company’s Executive Deferred Compensation Plan. Mr. Diemer also will receive the same benefits provided by the Company for its other similarly situated executives.

The Agreement contains change in control provisions. In the event that a change in control of the Company were to occur (as defined in the Company’s 2003 Incentive Plan) and one or more of the events described below were to occur within 24 months thereafter, Mr. Diemer may elect to resign in which case (a) he will receive a lump sum payment equal to two times his annual compensation, including base salary and annual incentive compensation, at the previous year’s payment amount, (b) all vested outstanding options will become exercisable and

(c) all restricted stock will become non-forfeitable. The events include (1) a change or diminution of responsibilities or compensation, (2) a reduction of benefit eligibility or level, (3) failure by a successor company to assume his severance agreement or (4) termination.

In the event that Mr. Diemer’s employment is terminated within the first five years for reasons other than for “cause,” the Company will pay him a severance equal to one times Mr. Diemer’s then current annual compensation including both salary and annual incentive compensation at the target amount.

A copy of the Agreement is filed as Exhibit 10.16 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

The information required by this item is included in Item 1.01 and is incorporated herein by reference.

Section 9 — Financial Statements and Exhibits

Item 9.01. Financial Statement and Exhibits.

(c) Exhibits.

10.16 Compensation Arrangement with Richard J. Diemer, Jr., dated as of July 26, 2005 (filed herewith).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 2, 2005

ALBEMARLE CORPORATION

By:	/s/ Luther C. Kissam, IV
Luther C. Kissam, IV
Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Exhibit
10.16	Compensation Arrangement with Richard J. Diemer, Jr., dated as of July 26, 2005 (filed herewith).